Exhibit 99.3

ABERDEEN INCOME CREDIT STRATEGIES FUND

INSTRUMENT OF DESIGNATION OF RIGHTS

Aberdeen Income Credit Strategies Fund, a Delaware statutory trust (the “Trust”), acting at the direction of the Board of Trustees of the Trust does hereby execute this Instrument of Designation in order to evidence the establishment and designation of up to 18,000,000 transferrable subscription rights (each a "Right" and collectively the "Rights"). The Rights will entitle common shareholders of the Trust to subscribe for new common shares of beneficial interests in the Trust. Three Rights will be required to purchase one common share.

1.        Rights, Preferences and Characteristics. The issuance of the Rights were authorized pursuant to resolutions (the "Resolutions") adopted by the Board Trustees of the Trust, at a meeting duly noticed and held on May 10, 2021. The Rights shall have the terms, rights, and characteristics described in the Resolutions and the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, relating to the Rights.

2.       Authorization of Officers. The officers of the Trust have been authorized and directed by the Trustees of the Trust, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein.

3.       Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Amended and Restated Agreement and Declaration of Trust of the Trust.

4.       Governing Law. The Rights shall be governed by and construed in accordance with the laws of the State of Delaware.

5.       Beneficiaries. The holders of the Rights shall be beneficiaries of this Instrument of Designation and entitled to enforce the terms hereof.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights this ____ day of ______, 2021.

ABERDEEN INCOME CREDIT STRATEGIES FUND

By:

Name:

Title: